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Exhibit 16


MICHAEL C. FINKELSTEIN, CPA
certified public accountants




                              May 28, 2003



U. S. Securities and Exchange Commission
450 Fifth Street, N. W.
Washington DC 20549

Gentlemen,

On May 27, 2003, this firm received a copy of Form 8-K-A, - Current Report to be filed by Advanced Plant Pharmaceuticals, Inc. (SEC File # 000-28459, CIK # 0000943535), amending the Current Reports filed on March 18, 2003, April 7, 2003 and May 8, 2003, reporting an event dated, March 24, 2003. We have reviewed
Item 4 - Changes in Registrant's Certifying Public Accountant of the Form 8-K.

We have no comments or disagreements with the statements made therein.

Yours truly,


/s/  Michael C.  Finkelstein
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Michael C.  Finkelstein, CPA


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